EXHIBIT 23 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference to Registration Statements on Form S-8, File Numbers 333-16273 and 333-16207, of our report dated July 23, 1998, except for Note 15 as to which the date is July 24, 1998, on the consolidated financial statements of AmTrust Capital Corp., which report is incorporated by reference in the Annual Report on Form 10-KSB of AmTrust Capital Corp.


/s/ Olive LLP

Indianapolis, Indiana
October 12, 1998